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                                                                   Exhibit 5

                                 ATTORNEY AT LAW
                         8625 King George Dr. Suite 300
                            TELEPHONE (214) 630-6368
                            FACSIMILE (214) 689-6949


January 8, 1999


MedicalControl, Inc.
8625 King George Dr., Suite 300
Dallas, Texas 75235

Re:      MedicalControl, Inc.
         Registration Statement on Form S-8
         File No. 333-_________

Gentlemen:

I have acted as securities counsel to MedicalControl, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about January 8, 1999. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 60,000 shares of Common Stock, $.01 par value (the "Shares"), to be issued from time to time pursuant to the Company's Qualified Employee Stock Purchase Plan.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, and (iv) such other documents as I have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photocopies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which I do not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the practice of law in the State of Texas, and I express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the Shares when issued will be validly issued and fully paid and are nonassessable under Delaware law.



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January 8, 1999
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This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Notwithstanding the foregoing, I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ Stephanie L. McVay

                                         Stephanie L. McVay, Esq.